                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of WellPoint Health Networks Inc. on form S-4 (File No. 333-64955) of our report dated February 11, 1999, on our audits of the consolidated financial statements of WellPoint Health Networks Inc. We also consent to the reference to our firm under the caption "Experts."



                                                  PricewaterhouseCoopers LLP



Los Angeles, California
May 17, 1999